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Exhibit 23.1

McGladrey & Pullen
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement of Advanced BioEnergy, LLC on Pre-Effective Amendment No. 4 to Form SB-2 of our report, dated May 2, 2005 relative to the financial statements of Advanced BioEnergy, LLC, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our Firm under the Captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP
Des Moines, Iowa November 7, 2005

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  Exhibit 23.1